EXHIBIT 99.2

CORAUTUS GENETICS INC.

FOR IMMEDIATE RELEASE

Corautus Genetics Inc. Names Officers and Senior Management Team

SAN DIEGO, CA—February 11, 2003 – Corautus Genetics Inc. (AMEX: CAQ) announced the officers and senior management team elected by its newly formed board of directors following the successful completion of the merger between GenStar Therapeutics Corporation and Vascular Genetics Inc.

Richard E. Otto was elected Chief Executive Officer of Corautus. Mr. Otto was the former President and Chief Executive Officer of Vascular Genetics. Mr. Otto has held key positions at leading cardiac care companies, including Medtronic Inc. and Eli Lilly, and is a 30-year veteran of the cardiac therapy marketplace.

Robert E. Sobol, M.D. was elected President of Corautus. Dr. Sobol was the President and Chief Executive Officer of GenStar Therapeutics. He was a founder of several biotech ventures prior to founding GenStar, including IDEC Pharmaceuticals Corporation. Dr. Sobol is internationally recognized as an expert in the field of gene therapy.

Robert T. Atwood was elected the Chief Financial Officer of Corautus. Mr. Atwood joined Vascular Genetics as its Chief Financial Officer after serving 10 years as Executive Vice President and Chief Financial Officer of First Union Corporation. Previously, Mr. Atwood was a partner and 28-year veteran of the international accounting firm Deloitte & Touche.

Yawen Chiang, Ph.D. was elected Senior Vice President of Research and Development of Corautus. Dr. Chiang was GenStar’s Senior Vice President of Research and Development and, during her 19-year career, she has held senior management positions developing gene therapy products at Aventis and Novartis.

Carin Sandvik was elected Vice President of Finance and Administration of Corautus. Ms. Sandvik was GenStar’s Chief Accounting Officer and previously held positions at the accounting firm of PriceWaterhouseCoopers.

Mr. Otto stated: “Corautus Genetics has assembled a committed management team with considerable experience in cardiovascular medicine, gene therapy and business development, with a focus on efficiency and building shareholder value.”

About Corautus Genetics

Corautus Genetics Inc. is a biopharmaceutical company dedicated to the development of innovative gene therapy products for the treatment of cardiovascular disease. Corautus Genetics was formed by the merger of Vascular Genetics Inc. with GenStar Therapeutics Corporation to capitalize on the complementary strengths of these companies to accelerate the development of a later stage product for cardiovascular disease. Corautus Genetics’s core technology is based upon gene therapy for “therapeutic angiogenesis.” In this approach, the injection of genes for vascular growth factors stimulate the formation of new blood vessels to help compensate for reduced blood flow due to advanced cardiovascular disease. The focus of the company’s efforts will be the clinical development of gene therapy products using a vascular growth factor gene (Vascular Endothelial Growth Factor 2 or “VEGF-2”) for the treatment of severe cardiovascular disease.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, synergies from the merger between GenStar and Vascular Genetics, research, development and commercialization of our product candidates, anticipated trends in our business, approval of our product candidates and other risks that could cause actual results to differ materially. These risks are discussed in GenStar Therapeutics Corporation’s Securities and Exchange Commission filings, including, but not limited to, the risks discussed in GenStar’s Registration Statement on Form S-4, as amended (File No. 333-101606) filed December 19, 2002, all of which are incorporated by reference into this press release.